                              SHAREHOLDER AGREEMENT

                           FOX GROUP ENTERPRISES, INC.

DATED MARCH 18, 1999

Pursuant to the Agreement and Plan of Reorganization date March 29, 1999, whereby Atlantic Medical Corporation ("Atlantic"). a publically traded Delaware corporation is acquiring 100% common and preferred shares outstanding of Fox Group Enterprises, Inc. ("Fox"), and pursuant to the above Agreement will be changing its name to I-ROCK Industries, Inc. ("I-ROCK"). I hereby acknowledge that I approve this exchange, that I have received and personably reviewed a copy of the financial statements of Atlantic and, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

I further understand that Atlantic the time of closing with Fox will not have any assets of any measurable value; and that the exchange dilutes my interest in Fox.

I am not relying on any particular representation made by any person concerning Fox or I-ROCK in connection with the exchange of these shares, and I understand that I must bear the economic risk of ownership of any of these shares for a long period of time as these are unregistered shares.

I acknowledge that I have been advised that the Shares are not being registered under the Securities Act of 1933 (the "Act"), that the Shares will be issued to me pursuant to the statutory exemption contained in Section 4(2) of the Act, and that the Shares are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission (the "SEC") under the Act. I represent that I will not sell the Shares without registration under the act and any applicable state securities laws (unless exempted therefrom).

I hereby represent to you that I am acquiring the Shares for investment purposes for my own account and not with a view to or for resale in connection with any distribution of Shares within the meaning of the Act, and that I do not intend to dispose of all or any part of the Shares for any reason within the near future.

I further acknowledge that I have been advised that a legend will be placed on the certificate or other document evidencing the Shares stating that the Shares have not been registered under the Act or any state securities laws and setting forth the restriction on transferability and resale of the Shares. In addition, stop transfer restriction instructions will be issued to the Corporations's transfer agent, making a notation in the appropriate records of the Corporation.

Therefore in accordance with the Agreement I will be receiving a total of 3,906,893 shares of I-ROCK in return for my shares of Fox. I further understand that I will receive these shares in the form of three certificates of 1,625,360, 1,887,782 and 393,750 shares respectively.

I further agree that the certificate in the amount of 1,887,782 shares will be placed in escrow with an escrow agent as designated by I-ROCK .

In accordance with the Agreement I agree that the certificate in the amount of 393,750 shares will be placed in escrow with John Lowey and subject to the terms and conditions contained in Section 4.5 of the Agreement.

In regard to the certificate in the amount of 4,887,782 shares, I agree that on the date of closing of the proposed transactions with Innovative Research Corporation and MTAE that is defined in Section 1.8 of the Agreement, the shares represented by this certificate will be returned to the treasury of I-ROCK. In any event, I agree that these shares will be returned to the treasury of I-ROCK on the six month anniversary date of the closing with Atlantic.

Agreed To:

/s/ Murray Fox


--------------------------------

Murray Fox
--------------------------------
Print Name

                              SHAREHOLDER AGREEMENT

                           FOX GROUP ENTERPRISES, INC.

DATED MARCH 18, 1999

Pursuant to the Agreement and Plan of Reorganization date March 29, 1999, whereby Atlantic Medical Corporation ("Atlantic"). a publically traded Delaware corporation is acquiring 100% common and preferred shares outstanding of Fox Group Enterprises, Inc. ("Fox"), and pursuant to the above Agreement will be changing its name to I-ROCK Industries, Inc. ("I-ROCK"). I hereby acknowledge that I approve this exchange, that I have received and personably reviewed a copy of the financial statements of Atlantic and, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

I further understand that Atlantic the time of closing with Fox will not have any assets of any measurable value; and that the exchange dilutes my interest in Fox.

I am not relying on any particular representation made by any person concerning Fox or I-ROCK in connection with the exchange of these shares, and I understand that I must bear the economic risk of ownership of any of these shares for a long period of time as these are unregistered shares.

I acknowledge that I have been advised that the Shares are not being registered under the Securities Act of 1933 (the "Act"), that the Shares will be issued to me pursuant to the statutory exemption contained in Section 4(2) of the Act, and that the Shares are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission (the "SEC") under the Act. I represent that I will not sell the Shares without registration under the act and any applicable state securities laws (unless exempted therefrom).

I hereby represent to you that I am acquiring the Shares for investment purposes for my own account and not with a view to or for resale in connection with any distribution of Shares within the meaning of the Act, and that I do not intend to dispose of all or any part of the Shares for any reason within the near future.

I further acknowledge that I have been advised that a legend will be placed on the certificate or other document evidencing the Shares stating that the Shares have not been registered under the Act or any state securities laws and setting forth the restriction on transferability and resale of the Shares. In addition, stop transfer restriction instructions will be issued to the Corporations's transfer agent, making a notation in the appropriate records of the Corporation.

Therefore in accordance with the Agreement I will be receiving a total of 1,901,354 shares of I-ROCK in return for my shares of Fox. I further understand that I will receive these shares in the form of three certificates of 645,009, 1,064,721 and 191,625 shares respectively.

I further agree that the certificate in the amount of 1,064,721 shares will be placed in escrow with an escrow agent as designated by I-ROCK .

In accordance with the Agreement I agree that the certificate in the amount of 191,625 shares will be placed in escrow with John Lowey and subject to the terms and conditions contained in Section 4.5 of the Agreement.

In regard to the certificate in the amount of 1,064,721 shares, I agree that on the date of closing of the proposed transactions with Innovative Research Corporation and MTAE that is defined in Section 1.8 of the Agreement, the shares represented by this certificate will be returned to the treasury of I-ROCK. In any event, I agree that these shares will be returned to the treasury of I-ROCK on the six month anniversary date of the closing with Atlantic.

Agreed To:

/s/ Anthony Conte

---------------------------------

Anthony Conte
---------------------------------
Print Name

                              SHAREHOLDER AGREEMENT

                           FOX GROUP ENTERPRISES, INC.

DATED MARCH 18, 1999

Pursuant to the Agreement and Plan of Reorganization date March 29, 1999, whereby Atlantic Medical Corporation ("Atlantic"). a publically traded Delaware corporation is acquiring 100% common and preferred shares outstanding of Fox Group Enterprises, Inc. ("Fox"), and pursuant to the above Agreement will be changing its name to I-ROCK Industries, Inc. ("I-ROCK"). I hereby acknowledge that I approve this exchange, that I have received and personably reviewed a copy of the financial statements of Atlantic and, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

I further understand that Atlantic the time of closing with Fox will not have any assets of any measurable value; and that the exchange dilutes my interest in Fox.

I am not relying on any particular representation made by any person concerning Fox or I-ROCK in connection with the exchange of these shares, and I understand that I must bear the economic risk of ownership of any of these shares for a long period of time as these are unregistered shares.

I acknowledge that I have been advised that the Shares are not being registered under the Securities Act of 1933 (the "Act"), that the Shares will be issued to me pursuant to the statutory exemption contained in Section 4(2) of the Act, and that the Shares are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission (the "SEC") under the Act. I represent that I will not sell the Shares without registration under the act and any applicable state securities laws (unless exempted therefrom).

I hereby represent to you that I am acquiring the Shares for investment purposes for my own account and not with a view to or for resale in connection with any distribution of Shares within the meaning of the Act, and that I do not intend to dispose of all or any part of the Shares for any reason within the near future.

I further acknowledge that I have been advised that a legend will be placed on the certificate or other document evidencing the Shares stating that the Shares have not been registered under the Act or any state securities laws and setting forth the restriction on transferability and resale of the Shares. In addition, stop transfer restriction instructions will be issued to the Corporations's transfer agent, making a notation in the appropriate records of the Corporation.

Therefore in accordance with the Agreement I will be receiving a total of 893,004 shares of I-ROCK in return for my shares of Fox. I further understand that I will receive these shares in the form of three certificates of 302,940, 500,064 and 90,000 shares respectively.

I further agree that the certificate in the amount of 500,069 shares will be placed in escrow with an escrow agent as designated by I-ROCK .

In accordance with the Agreement I agree that the certificate in the amount of 90,000 shares will be placed in escrow with John Lowey and subject to the terms and conditions contained in Section 4.5 of the Agreement.

In regard to the certificate in the amount of 500,064 shares, I agree that on the date of closing of the proposed transactions with Innovative Research Corporation and MTAE that is defined in Section 1.8 of the Agreement, the shares represented by this certificate will be returned to the treasury of I-ROCK. In any event, I agree that these shares will be returned to the treasury of I-ROCK on the six month anniversary date of the closing with Atlantic.

Agreed To:

/s/ David Katz

-------------------------

David Katz
-------------------------
Print Name